As filed with the Securities and Exchange Commission on January 8, 2010

                                                                                                      Registration No.333- __________
______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT of 1933

DELTA PETROLEUM COPORATION
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(Exact Name of Registrant in its Charter)

Delaware	84-1060803
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(State or other jurisdiction of	(I. R. S. Employer Identification No. )
incorporation or organization)

370 17th Street
Suite 4300
Denver, Colorado 80202
(303) 293-9133
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(Address and telephone number of principal
executive offices and principal place of business)

2009 Performance and Equity Incentive Plan
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(Full title of plan)

John R. Wallace, President and Chief Operating Officer
Delta Petroleum Corporation
370 17th Street, Suite 4300
Denver, Colorado 80202
(303) 293-9133
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(Name, address and telephone number of agent for service)

With Copies To:

James P. Beck, Esq. Clanahan, Beck & Bean, P. C. 1873 South Bellaire Street, Suite 1401 Denver, Colorado 80222 (303) 893-2300	Stanley F. Freedman, Executive Vice President & General Counsel Delta Petroleum Corporation 370 17th Street, Suite 4300 Denver, Colorado 80202 (303) 293-9133

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer (Do not check If a smaller reporting company) [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE
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		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price

Title of Class of Securities to be Registered	Amount to be Registered (1)			Amount of Registration Fee

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Common Stock, $. 01 Par Value	30,000,000	$1.365 (2)	$40,950,000 (2)	$2,919.74

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(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement covers any securities that may be offered or issued pursuant to the Delta Petroleum Corporation 2009 Performance and Equity Incentive Plan to prevent dilution as a result of adjustments for stock dividends, stock splits and similar changes.

(2) Estimated solely for the purpose of computing the amount of registration fee based on the average of the high and low sales price of our common stock reported by The NASDAQ Global Select Market® on January 7, 2010, which was $1.365 per share.

PART I

     The information and written statement required by Part I are included in the documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(i) of the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Commission are incorporated by reference in this prospectus:

                  • Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008;

       • Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;

       • Our Current Reports on Form 8-K filed on March 3, 2009, March 4, 2009, April 1, 2009, April 15, 2009, May 1, 2009, May 6, 2009, May 13, 2009, May 21, 2009, May 27, 2009, June 1, 2009, September 11, 2009, November 30, 2009, December 21, 2009 and December 24, 2009.

       • The description of our common stock contained in our Registration Statement on Form 10 filed with the Commission on September 9, 1987, as amended as described in our Current Report on Form 8-K filed with the Commission on February 3, 2006; and

       • All documents filed by us, subsequent to the filing of this registration statement, under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made by this prospectus.

     In the Current Report on Form 8-K filed May 6, 2009, the Company filed audited consolidated financial statements as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008, which gave effect to the retrospective application of the adoption of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51 (SFAS 160) and FASB Staff Position APB 14-1, Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement (FSP APB 14-1). Also included in the Current Report on Form 8-K filed May 6, 2009 was revised Selected Financial Data and Management’s Discussion and Analysis of Financial Condition and Results of Operations to give effect to the retrospective application of these standards. The information in the Current Report on Form 8-K filed May 6, 2009 should be read in conjunction with the Company’s 2008 Annual Report on Form 10-K.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delta Petroleum Corporation is incorporated in Delaware. Under Section 145 of the Delaware General Corporation Law, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses and liabilities incurred in any such action, suit or proceedings so long as they acted in good faith and in a manner that they reasonably believed to be in, or not opposed to, the best interests of such corporation, and with respect to any criminal action if they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of such corporation, however, indemnification is generally limited to attorneys’ fees and other expenses and is not available if such person is adjudged to be liable to such corporation unless the court determines that indemnification is appropriate. A Delaware corporation also has the power to purchase and maintain insurance for such persons. Our certificate of incorporation and bylaws, as amended, provide for indemnification of directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

     Section 102(b)(7) of the Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.

     The above discussion of our certificate of incorporation, bylaws and Sections 102(b)(7) and 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by such certificate of incorporation, bylaws and statutes.

     We maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of Delta Petroleum Corporation.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description

5.1	Opinion of Davis Graham & Stubbs LLP
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of Ralph E. Davis Associates, Inc.
24	Power of Attorney (included in signature page)

ITEM 9. UNDERTAKINGS.

(a) The Registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

         (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

         (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

         (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 8, 2010.

DELTA PETROLEUM CORPORATION

By: /s/ John R. Wallace Name: John R. Wallace Title: President and Chief Operating Officer

POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints John R. Wallace, Kevin K. Nanke and Stanley F. Freedman, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and any other instruments or documents that said attorneys-in-fact and agents may deem necessary or advisable, to enable Delta Petroleum Corporation to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John R. Wallace John R. Wallace	President and Chief Operating Officer (principal executive officer) and Director	January 8, 2010

/s/ Kevin K. Nanke Kevin K. Nanke	Chief Financial Officer and Treasurer (principal financial and accounting officer)	January 8, 2010

/s/ Daniel J. Taylor Daniel J. Taylor	Chairman of the Board and Director	January 8, 2010

	Director	January __, 2010
Hank Brown

/s/ Kevin R. Collins Kevin R. Collins	Director	January 8, 2010

/s/ Jerrie F. Eckelberger Jerrie F. Eckelberger	Director	January 8, 2010

/s/ Jean-Michel Fonck Jean-Michel Fonck	Director	January 8, 2010

/s/ Aleron H. Larson, Jr. Aleron H. Larson, Jr.	Director	January 8, 2010

/s/ Russell S. Lewis Russell S. Lewis	Director	January 8, 2010

/s/ Anthony Mandekic Anthony Mandekic	Director	January 8, 2010

/s/ James J. Murren James J. Murren	Director	January 8, 2010

/s/ Jordan R. Smith Jordan R. Smith	Director	January 8, 2010